                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1
                        --------------------------------




        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ALLENS CREEK ENTERPRISES INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 1989, AT 4:15 O'CLOCK P.M.





















                                          /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State
2208849   8100                               AUTHENTICATION:   0159190

991552724                                              DATE:   12-22-99

                          Certificate of Incorporation

                                       of

                          Allens Creek Enterprises Inc.


               1. The name of the corporation is Allens Creek Enterprises Inc.

               2. The address of the corporation's registered office in the
                  State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

               3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               4. The corporation shall have authority to issue one million shares, consisting of five hundred thousand shares of Common Stock having a par value of $.01 per share and five hundred thousand shares of Preferred Stock having a par value of $.01 per share.

                  The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations, or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased, but not below the number of shares thereof then outstanding, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

               5. The Board of Directors of the corporation is expressly
                  authorized to adopt, amend, or repeal by-laws of the corporation.

               6. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

               7. No director of the corporation shall be liable to the
                  corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director
                  (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve a intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit.

               8. The incorporator is Gary Van Graafeiland, whose mailing address is 343 State Street, Rochester, New York 14650-0208.

               I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly have hereto set my hand this 26th day of September, 1989.



                                            By: /s/
                                               ---------------------------------
                                                Gary Van Graafeiland

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1
                        --------------------------------




        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALLENS CREEK ENTERPRISES INC.", CHANGING ITS NAME FROM "ALLENS CREEK ENTERPRISES INC." TO "GENENCOR INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 1990, AT 3 O'CLOCK P.M.




















                                          /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2208849   8100                               AUTHENTICATION:   7891814

960091573                                              DATE:   04-02-96

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ALLENS CREEK ENTERPRISES INC.


               Duly Adopted in Accordance with Sections 242 of the
                        Delaware General Corporation Law

               Allens Creek Enterprises Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That by unanimous written consent of the Board of Directors of Allens Creek Enterprises Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing paragraph numbered "1." so that said paragraph number "1." shall be and read as follows:

               "1.  The name of the corporation is Genencor International, Inc."

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment as of the 2nd day of April, 1990.


                                            /s/ Jose J. Corenas
                                               ---------------------------------
                                               Jose J. Corenas, President


ATTEST:

                                            /s/ K. J. Phelps
                                               ---------------------------------
                                               J. Phelps, Secretary

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1
                        --------------------------------




               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENENCOR INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE FIFTH DAY OF MAY, A.D. 1992, AT 9 O'CLOCK A.M.





















                                          /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2208849   8100                               AUTHENTICATION:   7891812

                                                       DATE:

                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                          GENENCOR INTERNATIONAL, INC.


               GENENCOR INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

               FIRST: That the Board of Directors of GENENCOR INTERNATIONAL, INC. duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for the consent of the stockholders of said Corporation in furtherance therefor. The resolution setting forth the proposed amendment is as follows:


               RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended by deleting Article 4 in its entirety and substituting in lieu thereof the following:

                             "4. The corporation shall have authority to issue
                      one million one thousand shares, consisting of (i) five hundred thousand shares of Common Stock having a par value of $.01 per share, (ii) five hundred thousand shares of Preferred Stock having a par value of $.01 per share and
                      (iii) one thousand shares of Series A Preferred Stock without par value.

                                    (a) Voting Rights. Each share of issued and
                      outstanding Common Stock shall be entitled to one vote. Each share of Series A Preferred Stock shall have no voting rights except: (i) as required by law, and (ii) with respect to any matter being submitted to a vote of stockholders which would (A) increase or decrease the par value or number of authorized shares of Series A Preferred Stock or (B) change any preferences, powers or rights of Series A Preferred Stock so as to affect them adversely,
                      (iii) to issue prior ranking preferred stock and (iv) to redeem any stock with respect to which the Series A Preferred Stock has a preference.

                                    (b) Dividend Rights. The holders of the
                      Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, annual cumulative cash dividends of $7,500 per share, payable quarterly.

                             The Series A Preferred Stock shall not be entitled
                      to participate in the profits of the corporation whether by stock dividends or otherwise beyond the rights set forth above nor shall the holders thereof have any preemptive or preferential right to purchase or subscribe to any other issue or stock now or hereafter authorized or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any issue now or hereafter authorized.

                                    (c) Liquidation Rights. In the event of any
                      voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of the Series A Preferred Stock shall be entitled to receive on a pro rata basis, out of the net assets of the corporation, before any of the assets be distributed among or paid to the holders of the Common Stock or the Preferred Stock, par value $.01, the sum of $100,000 per share plus accrued but unpaid dividends.

                             After the making of such payments to the holders of
                      the Series A Preferred Stock, the remaining assets of the corporation, if any, shall be distributed among the holders of Common Stock and of Preferred Stock, par value $.01, in accordance with their relative rights.

                                    (d) Redemption. All or any number of the
                      shares of Series A Preferred Stock may be redeemed, at the option of the corporation, at a price of $100,000.00 per share plus accrued but unpaid dividends to the date of redemption. The Board of Directors shall set the number of shares to be redeemed and the redemption date. No stock shall be redeemed under circumstances which would cause the corporation to be in violation of the provisions of the General Corporation Law of the Sate of Delaware.

                             Notice of election to redeem shall be mailed to
                      each holder of record of such stock at its address as it appears on the books of the corporation not fewer than 30 days prior to the date upon which the redemption is to take place. In the event that fewer than all of the outstanding Series A Preferred Stock is to be redeemed, the shares shall be redeemed on a pro rata basis among the then existing shareholders of Series A Preferred Stock.

                                    (e) Preferred Stock, par value $.01. The
                      Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock, par value $.01, in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations, or restrictions thereof. The number of authorized shares of Preferred Stock, par value $.01, may be increased or decreased, but not below the number of shares thereof then outstanding, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Series A Preferred Stock or the Preferred Stock, par value $.01, or of any series thereof, unless a vote of any such holders is required pursuant to the certificates or certificates establishing any series of Preferred Stock, par value $.01."

               SECOND: That thereafter, pursuant to resolution of its Board of Directors, written consent, pursuant to statute, in favor of such action was given by stockholders having not less than the minimum number of votes necessary to authorize such action and that written notice was given to those stockholders who did not consent in writing, all as prescribed by Section 228 of the General Corporation Law of the State of Delaware.

               THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

               IN WITNESS WHEREOF, said GENENCOR INTERNATIONAL, INC. has caused its corporate seal to be affixed hereto and this Certificate to be signed by W. Thomas Mitchell, its President, and Stuart L. Melton, its Secretary, this 17th day of April, 1992.


                                            By:       /s/ W. Thomas Mitchell
                                               ---------------------------------
                                                      W. Thomas Mitchell,
                                                      President

                                            Attest:   /s/ Stuart L. Melton
                                               ---------------------------------
                                                      Stuart L. Melton,
                                                      Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GENENCOR INTERNATIONAL, INC.

           DULY ADOPTED IN ACCORDANCE WITH SECTIONS 242 AND 222 OF THE
                            DELAWARE CORPORATION LAW

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1
                        --------------------------------




               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENENCOR INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF FEBRUARY, A.D. 2000, AT 1 O'CLOCK P.M.

               A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



















                                                    /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2208849   8100                               AUTHENTICATION:   0242968

001060434                                              DATE:   02-07-00

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GENENCOR INTERNATIONAL, INC.


               Duly Adopted in Accordance with Sections 242 and 222 of the Delaware Corporation Law.

               GENENCOR INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

               FIRST: That on December 8,1999, the Board of Directors of Genencor International, Inc. duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, and calling for the consent of the stockholders of the Corporation to said Amendment, which consent was unanimously voted by the stockholders.

               This Amended Certificate of Incorporation further amends the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented. The present name of the Corporation is Genencor International, Inc., which was incorporated on September 26, 1989 in the State of Delaware under the original name of Allens Creek Enterprises Inc. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended by deleting the first paragraph of Article 4 in its entirety and substituting in lieu thereof the following:

                             "4. The Corporation shall have authority to issue
                      one hundred and fifty million, five hundred and one thousand shares, consisting of (i) one hundred and fifty million shares of Common Stock having a par value of $0.01 per share, (ii) five hundred thousand shares of Preferred Stock having a par value of $0.01 per share and (iii) one thousand shares of Series A Preferred Stock without par value.

                             The remainder of Article 4 remains unmodified.


                                         By:       /s/ W. Thomas Mitchell
                                            ---------------------------------
                                                   W. Thomas Mitchell,
                                                   President and Chief Executive
                                                     Officer

                                         Attest:   /s/ Stuart L. Melton
                                                --------------------------------
                                                   Stuart L. Melton,
                                                   Secretary

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE                  PAGE 1
                        --------------------------------




               I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "GENENCOR INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D.
2000, AT 10:30 O'CLOCK A.M.

               A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



















                                                   /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2208849   8100                               AUTHENTICATION:   0400288

001208363                                              DATE:   04-25-00

                            CERTIFICATE OF CORRECTION

                                       TO

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GENENCOR INTERNATIONAL, INC.



               Genenor International, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, certifies:

               FIRST: That the Certificate of Amendment of the Certificate of Incorporation of Genencor International, Inc. (the "Certificate") filed with the Secretary of State of the State of Delaware on February 7, 2000 is an inaccurate record of the corporate action referred to therein.

               SECOND: That the Certificate was inaccurate in that the first paragraph of Article 4 thereof inadvertently omitted the following provision:
"Upon the effectiveness of the amendment to the Certificate of Incorporation of the Corporation containing this sentence, each issued and outstanding share of Common Stock shall be subdivided and changed into twenty-five thousand (25,000) shares of Common Stock of the corporation."

               THIRD: That the first paragraph of Article 4 of the Certificate of Incorporation of Genencor International, Inc. in correct form is as follows:

                       4. The Corporation shall have authority to issue one
               hundred and fifty million, five hundred and one thousand shares, consisting of (i) one hundred and fifty million shares of Common Stock having a par value of $ 0.01 per share, (ii) five hundred thousand shares of Preferred Stock having a par value of $0.01 per share and (iii) one thousand shares of Series A Preferred Stock without par value. Upon the effectiveness of the amendment to the Certificate of Incorporation of the Corporation containing this sentence, each issued and outstanding share of Common Stock shall be subdivided and changed into twenty-five thousand (25,000) shares of Common Stock of the corporation.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed by Stuart L. Melton , its Secretary this 24th day of April, 2000.

                                           GENENCOR INTERNATIONAL, INC.


                                           By:    /s/ Stuart L. Melton
                                              ----------------------------------
                                                  Name:   Stuart L. Melton
                                                  Title:  Senior V.P., Secretary